CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Ventures-National Incorporated

We consent to the use of our Report of Independent Registered Public Accounting Firm dated December 2, 2003, covering the consolidated financial statements of Ventures-National Incorporated as of August 31, 2003 and for the years ended August 31, 2003 and 2002 in the Form SB-2 registration statement to be filed with the Commission on about August 6, 2004.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
August 5, 2004